As filed with the Securities and Exchange Commission on September 4, 2015

Registration No. 333-82060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RELIANCE STEEL & ALUMINUM CO.

(Exact name of Registrant as specified in its charter)

Delaware	95-1142616

(State or other jurisdiction of	(I.R.S. Employer

incorporation or organization)	Identification Number)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1994 Incentive and Non-Qualified Stock Option Plan

(Full title of the plan)

William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary
Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, California 90071

(Name and address of agent for service)

(213) 687-7700

(Telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-82060) filed by Reliance Steel & Aluminum Co. (the “Registrant”) with the U.S. Securities and Exchange Commission on February 1, 2002 (the “Registration Statement”) to register 2,500,000 shares of the Registrant’s common stock for issuance under the 1994 Incentive and Non-Qualified Stock Plan (the “Plan”).

As of the date of this Post-Effective Amendment, no additional shares of common stock registered will be issued under the Plan. In accordance with the Registrant’s undertaking in Part II, Item 9(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, related to the Plan under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 4, 2015.

RELIANCE STEEL & ALUMINUM CO.

By:	/s/ William A. Smith II

William A. Smith II

Senior Vice President, General Counsel and
Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 under the Securities Act of 1933, as amended.